Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE October 26, 2023

McGrath Announces Results for Third Quarter 2023

Livermore, CA - October 26, 2023 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended September 30, 2023 of $243.5 million, an increase of 40% compared to the third quarter of 2022. The Company reported net income from continuing operations of $40.4 million, or $1.65 per diluted share, for the third quarter of 2023, compared to net income from continuing operations of $27.1 million, or $1.11 per diluted share, for the third quarter of 2022.

THIRD QUARTER 2023 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 22% to $122.7 million.
•
Total revenues increased 40% to $243.5 million.
•
Other income for the third quarter 2023 includes a $3.6 million net gain on sale of two properties, which increased earnings per diluted share by $0.11.
•
Adjusted EBITDA1 increased 47% to $95.3 million.
•
Dividend rate of $0.465 per share for the third quarter of 2023. On an annualized basis, this dividend represents a 1.9% yield on the October 25, 2023 close price of $97.06 per share.

Joe Hanna, President and CEO of McGrath, made the following comments regarding these results and future expectations:

“We were very pleased with our third quarter results. Our 22% increase in companywide rental revenues was driven by strong modular segment performance. Modular rental revenues grew 36%, with over half of the growth attributable to our Vesta Modular and several smaller Portable Storage acquisitions completed earlier this year. Before acquisitions, the modular segment rental revenues grew organically by a robust 13%.

Our modular business saw broad based rental strength across commercial, education and portable storage customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our modular customers. Our initiatives to grow modular sales also showed progress as sales revenues doubled compared to a year ago.

TRS-RenTelco experienced continued softness in semiconductor related demand, resulting in 10% lower rental revenues for the quarter, compared to a year ago. During the quarter we reduced new equipment capital spending, made progress with sales of underutilized equipment, and improved rental fleet utilization to above 60% at quarter-end.

We made good progress with the Vesta integration. Our organization work is complete and the Vesta team is fully integrated into the McGrath organization. I am very pleased with the team collaboration and commercial successes that have been achieved.

We are very pleased with our year-to-date performance, and we are fully focused on solid execution for the remainder of the year.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2023 to the quarter ended September 30, 2022 unless otherwise indicated.

Mobile Modular

For the third quarter of 2023, the Company’s Mobile Modular division reported Adjusted EBITDA of $73.0 million, an increase of $33.1 million, or 83%.

•
Rental revenues increased 36% to $94.0 million, depreciation expense increased 30% to $10.0 million, and other direct costs increased 2% to $23.4 million, which resulted in an increase in gross profit on rental revenues of 57% to $60.6 million. Vesta Modular contributed $14.8 million and $10.2 million in rental revenues and gross profit during the quarter, respectively.
•
Rental related services revenues increased 45% to $39.7 million, primarily attributable to higher delivery and pick up activities and higher site related services, with associated gross profit increasing 60% to $11.8 million. Vesta Modular contributed $4.0 million and $1.8 million in rental related services revenues and gross profit during the quarter, respectively.
•
Sales revenues increased $29.9 million to $58.9 million, primarily from higher new equipment sales. Gross margin on sales was 32% compared to 35% in 2022, resulting in a 86% increase in gross profit on sales revenues to $19.0 million. Vesta Modular contributed $16.2 million and $5.1 million in sales revenues and gross profit during the quarter, respectively.
•
Selling and administrative expenses increased $11.0 million to $39.8 million. The addition of Vesta Modular increased selling and administrative expenses by $6.0 million, which included $1.2 million higher amortization of intangibles. In addition, allocated corporate expenses increased $2.7 million.

TRS-RenTelco

For the third quarter of 2023, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $21.9 million, a decrease of 9%, when compared to the same quarter in 2022.

•
Rental revenues decreased 10% to $28.7 million, depreciation expense decreased 3%, and other direct costs decreased 4%, resulting in a 18% decrease in gross profit on rental revenues to $11.5 million. The rental revenue decrease was primarily the result of lower average rental equipment on rent compared to the prior year and comparable average monthly rental rates.
•
Sales revenues increased 58% to $8.7 million and gross profit on sales revenues decreased 9% to $3.1 million. The higher sales revenues and lower gross profit on sales can be attributed to the mix of equipment sold, which can fluctuate quarterly depending on customer requirements, equipment availability and funding.
•
Selling and administrative expenses increased $0.3 million, or 4%, to $7.0 million, primarily due to higher allocated corporate expenses.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is revising its financial outlook. For the full-year 2023, the Company expects:

		Previous (Continuing Operations)	Current (Continuing Operations)
•	Total revenue:	$805 to $830 million	$820 to $830 million
•	Adjusted EBITDA[1,2]:	$306 to $320 million	$312 to $320 million
•	Gross rental equipment capital expenditures:	$190 to $200 million	$190 to $200 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release. Adjusted EBITDA from continuing operations for the quarter ended September 30, 2023, excludes the income from discontinued operations from the divestiture of Adler Tanks.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of September 28, 2023, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 26, 2023 to discuss the third quarter 2023 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-5685 (in the U.S.), or 1-402-220-2567 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Mr. Hanna’s statements about (i) progress with sales of underutilized TRS equipment, (ii) focus on solid execution for the remainder of the year, and (iii) statements regarding the full year 2023 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: health of the education and commercial markets in our modular building division; unforeseen liabilities and integration challenges associated with the Vesta, Brekke Storage, Dixie Storage and Inland Storage acquisitions; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Rental	$122,686	$100,871	$350,773	$285,588
Rental related services	40,492	28,198	101,481	69,276
Rental operations	163,178	129,069	452,254	354,864
Sales	77,115	44,414	148,576	95,503
Other	3,213	860	9,424	2,397
Total revenues	243,506	174,343	610,254	452,764
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,069	20,174	66,499	60,118
Rental related services	28,532	20,576	71,625	50,116
Other	28,493	28,203	90,188	82,573
Total direct costs of rental operations	79,094	68,953	228,312	192,807
Costs of sales	52,878	28,548	98,431	58,124
Total costs of revenues	131,972	97,501	326,743	250,931
Gross profit	111,534	76,842	283,511	201,833
Selling and administrative expenses	48,508	36,954	153,032	103,368
Other income	(3,559)	—	(3,559)	—
Income from operations	66,585	39,888	134,038	98,465
Interest expense	(11,025)	(3,355)	(28,434)	(8,057)
Foreign currency exchange (loss) gain	(42)	(236)	166	(404)
Income from continuing operations before provision for income taxes	55,518	36,297	105,770	90,004
Provision for income taxes from continuing operations	15,152	9,182	25,934	21,687
Income from continuing operations	40,366	27,115	79,836	68,317

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	4,635	1,709	9,350
Provision for income taxes from discontinued operations	—	1,183	453	2,170
Gain on sale of discontinued operations, net of tax	—	—	61,513	—
Income from discontinued operations	—	3,452	62,769	7,180

Net income	$40,366	$30,567	$142,605	$75,497

Earnings per share from continuing operations:
Basic	$1.65	$1.11	$3.26	$2.81
Diluted	$1.65	$1.11	$3.26	$2.79
Earnings per share from discontinued operations:
Basic	$—	$0.14	$2.57	$0.29
Diluted	$—	$0.14	$2.56	$0.29
Earnings per share:
Basic	$1.65	$1.25	$5.83	$3.10
Diluted	$1.65	$1.25	$5.81	$3.08
Shares used in per share calculation:
Basic	24,487	24,379	24,461	24,342
Diluted	24,525	24,504	24,527	24,516
Cash dividends declared per share	$0.465	$0.455	$1.395	$1.365

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2023	2022
Assets
Cash	$1,946	$957
Accounts receivable, net of allowance for credit losses of $2,683 in 2023 and $2,300 in 2022	224,269	169,937
Rental equipment, at cost:
Relocatable modular buildings	1,474,359	1,123,268
Electronic test equipment	383,006	398,267
	1,857,365	1,521,535
Less: accumulated depreciation	(565,497)	(531,218)
Rental equipment, net	1,291,868	990,317
Property, plant and equipment, net	146,484	138,713
Prepaid expenses and other assets	80,853	69,837
Intangible assets, net	67,480	35,431
Goodwill	323,771	106,403
Assets of discontinued operations	—	196,249
Total assets	$2,136,671	$1,707,844
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$667,640	$413,742
Accounts payable and accrued liabilities	223,010	151,208
Deferred income	105,534	82,417
Deferred income taxes, net	229,115	203,361
Liabilities of discontinued operations	—	53,171
Total liabilities	1,225,299	903,899
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,489 shares as of September 30, 2023 and 24,388 shares as of December 31, 2022	109,253	110,080
Retained earnings	802,161	693,943
Accumulated other comprehensive loss	(42)	(78)
Total shareholders’ equity	911,372	803,945
Total liabilities and shareholders’ equity	$2,136,671	$1,707,844

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net income	$142,605	$75,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,842	83,272
Deferred income taxes	(30,018)	(4,299)
Provision for credit losses	1,794	307
Share-based compensation	5,273	5,106
Gain on sale of property, plant and equipment	(3,559)	—
Gain on sale of discontinued operations	(61,513)	—
Gain on sale of used rental equipment	(22,964)	(26,705)
Foreign currency exchange (gain) loss	(166)	404
Amortization of debt issuance costs	6	13
Change in:
Accounts receivable	(27,733)	(30,767)
Prepaid expenses and other assets	(7,390)	(17,313)
Accounts payable and accrued liabilities	32,818	14,384
Deferred income	7,908	33,399
Net cash provided by operating activities	118,903	133,298
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	268,012	—
Purchases of rental equipment	(171,322)	(130,395)
Purchases of property, plant and equipment	(16,448)	(10,594)
Cash paid for acquisition of businesses	(458,315)	—
Cash paid for acquisition of business assets	(3,474)	—
Proceeds from sales of used rental equipment	49,405	54,193
Proceeds from sales of property, plant and equipment	595	—
Net cash used in investing activities	(331,547)	(86,796)
Cash Flows from Financing Activities:
Net borrowings (payments) under bank lines of credit	178,892	(7,000)
Borrowings under note purchase agreement	75,000	—
Taxes paid related to net share settlement of stock awards	(6,100)	(6,253)
Payment of dividends	(34,168)	(33,175)
Net cash provided by (used in) financing activities	213,624	(46,428)
Effect of foreign currency exchange rate changes on cash	9	(4)
Net increase in cash	989	70
Cash balance, beginning of period	957	1,491
Cash balance, end of period	$1,946	$1,561
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$27,818	$8,982
Net income taxes paid, during the period	$9,547	$24,885
Dividends accrued during the period, not yet paid	$12,014	$11,167
Rental equipment acquisitions, not yet paid	$5,765	$9,555
Proceeds to be received on the sale of property, plant and equipment	$6,370	$—
Business acquisition payments withheld	$293	$—

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2023
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$94,028	$28,658	$—	$—	$122,686
Rental related services	39,716	776	—	—	40,492
Rental operations	133,744	29,434	—	—	163,178
Sales	58,867	8,733	9,515	—	77,115
Other	2,271	942	—	—	3,213
Total revenues	194,882	39,109	9,515	—	243,506

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,037	12,032	—	—	22,069
Rental related services	27,927	605	—	—	28,532
Other	23,353	5,140	—	—	28,493
Total direct costs of rental operations	61,317	17,777	—	—	79,094
Costs of sales	39,821	5,651	7,406	—	52,878
Total costs of revenues	101,138	23,428	7,406	—	131,972

Gross Profit
Rental	60,638	11,486	—	—	72,124
Rental related services	11,789	171	—	—	11,960
Rental operations	72,427	11,657	—	—	84,084
Sales	19,046	3,082	2,109	—	24,237
Other	2,271	942	—	—	3,213
Total gross profit	93,744	15,681	2,109	—	111,534
Selling and administrative expenses	39,832	6,999	1,677	—	48,508
Other income	(2,740)	(819)	—	—	(3,559)
Income from operations	$56,652	$9,501	$432	$—	66,585
Interest expense					(11,025)
Foreign currency exchange loss					(42)
Provision for income taxes					(15,152)
Net income					$40,366

Other Information
Adjusted EBITDA [1]	$72,953	$21,858	$517	$—	$95,328
Average rental equipment [2]	$1,350,562	$385,353
Average monthly total yield [3]	2.32%	2.46%
Average utilization [4]	79.4%	59.4%
Average monthly rental rate [5]	2.92%	4.17%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the quarter ended September 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$69,111	$31,760	$—	$17,490	$118,361
Rental related services	27,353	845	—	7,163	35,361
Rental operations	96,464	32,605	—	24,653	153,722
Sales	28,922	5,514	9,978	977	45,391
Other	452	408	—	563	1,423
Total revenues	125,838	38,527	9,978	26,193	200,536

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,747	12,427	—	4,002	24,176
Rental related services	19,973	603	—	5,395	25,971
Other	22,837	5,366	—	3,505	31,708
Total direct costs of rental operations	50,557	18,396	—	12,902	81,855
Costs of sales	18,696	2,133	7,719	693	29,241
Total costs of revenues	69,253	20,529	7,719	13,595	111,096

Gross Profit
Rental	38,527	13,967	—	9,983	62,477
Rental related services	7,380	242	—	1,768	9,390
Rental operations	45,907	14,209	—	11,751	71,867
Sales	10,226	3,381	2,259	284	16,150
Other	452	408	—	563	1,423
Total gross profit	56,585	17,998	2,259	12,598	89,440
Selling and administrative expenses	28,798	6,726	1,430	7,141	44,095
Other income	—	—	—	—	—
Income from operations	$27,787	$11,272	$829	$5,457	45,345
Interest expense					(4,177)
Foreign currency exchange loss					(236)
Provision for income taxes					(10,365)
Net income					$30,567

Other Information
Adjusted EBITDA [1]	$39,901	$23,894	$900	$10,192	$74,887
Average rental equipment [2]	$1,030,792	$389,675
Average monthly total yield [3]	2.23%	2.71%
Average utilization [4]	80.1%	65.3%
Average monthly rental rate [5]	2.79%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2023
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$264,398	$86,375	$—	$6,520	$357,293
Rental related services	99,158	2,323	—	2,584	104,065
Rental operations	363,556	88,698	—	9,104	461,358
Sales	115,829	21,368	11,379	269	148,845
Other	6,416	3,008	—	65	9,489
Total revenues	485,801	113,074	11,379	9,438	619,692

Costs and Expenses
Direct costs of rental operations:
Depreciation	29,766	36,733	—	1,325	67,824
Rental related services	69,618	2,007	—	2,020	73,645
Other	74,345	15,843	—	1,270	91,458
Total direct costs of rental operations	173,729	54,583	—	4,614	232,926
Costs of sales	78,102	11,307	9,022	159	98,590
Total costs of revenues	251,831	65,890	9,022	4,773	331,516

Gross Profit
Rental	160,287	33,799	—	3,926	198,012
Rental related services	29,540	316	—	564	30,420
Rental operations	189,827	34,115	—	4,490	228,432
Sales	37,727	10,061	2,357	110	50,255
Other	6,416	3,008	—	65	9,489
Total gross profit	233,970	47,184	2,357	4,665	288,176
Selling and administrative expenses	124,642	23,576	4,814	2,582	155,614
Other income	(2,740)	(819)	—	—	(3,559)
Income (loss) from operations	$112,068	$24,427	$(2,457)	$2,083	136,121
Interest expense					(28,808)
Foreign currency exchange loss					166
Provision for income taxes					(26,387)
Net income					$81,092

Other Information
Adjusted EBITDA [1]	$172,222	$64,031	$(2,207)	$3,682	$237,728
Average rental equipment [2]	$1,275,330	$391,993
Average monthly total yield [3]	2.30%	2.43%
Average utilization [4]	79.5%	59.0%
Average monthly rental rate [5]	2.90%	4.15%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the nine months ended September 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$195,598	$89,990	$—	$47,638	$333,226
Rental related services	66,947	2,329	—	19,221	88,497
Rental operations	262,545	92,319	—	66,859	421,723
Sales	64,113	15,845	15,545	2,235	97,738
Other	1,202	1,195	—	1,082	3,479
Total revenues	327,860	109,359	15,545	70,176	522,940

Costs and Expenses
Direct costs of rental operations:
Depreciation	23,329	36,789	—	11,996	72,114
Rental related services	48,269	1,847	—	14,851	64,967
Other	67,072	15,501	—	9,783	92,356
Total direct costs of rental operations	138,670	54,137	—	36,630	229,437
Costs of sales	39,785	6,398	11,941	1,613	59,737
Total costs of revenues	178,455	60,535	11,941	38,243	289,174

Gross Profit
Rental	105,197	37,700	—	25,859	168,756
Rental related services	18,678	482	—	4,370	23,530
Rental operations	123,875	38,182	—	30,229	192,286
Sales	24,328	9,447	3,604	622	38,001
Other	1,202	1,195	—	1,082	3,479
Total gross profit	149,405	48,824	3,604	31,933	233,766
Selling and administrative expenses	79,245	19,930	4,193	20,642	124,010
Other income	—	—	—	—	—
Income (loss) from operations	$70,160	$28,894	$(589)	$11,291	109,756
Interest expense					(9,998)
Foreign currency exchange loss					(404)
Provision for income taxes					(23,857)
Net income					$75,497

Other Information
Adjusted EBITDA [1]	$106,156	$66,675	$(377)	$25,443	$197,897
Average rental equipment [2]	$1,019,105	$379,181
Average monthly total yield [3]	2.13%	2.63%
Average utilization [4]	78.5%	64.8%
Average monthly rental rate [5]	2.72%	4.07%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, share-based compensation and transaction costs. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation and transaction costs, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges and transaction costs. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Income from continuing operations	$40,366	$27,115	$79,836	$68,317	$114,828	$95,182
Provision for income taxes from continuing operations	15,152	9,182	25,934	21,687	35,624	32,331
Interest expense	11,025	3,355	28,434	8,057	32,607	10,653
Depreciation and amortization	26,884	23,491	80,385	69,982	104,043	93,065
EBITDA	93,427	63,143	214,589	168,043	287,102	231,231
Share-based compensation	1,891	1,461	5,155	4,244	7,658	6,278
Transaction costs [3]	10	167	14,302	167	18,188	899
Adjusted EBITDA [1]	$95,328	$64,771	$234,046	$172,454	$312,948	$238,408
Adjusted EBITDA margin [2]	39%	37%	38%	38%	39%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Adjusted EBITDA [1]	$95,328	$74,887	$237,728	$197,897	$328,697	$271,589
Interest paid	(11,016)	(3,161)	(27,818)	(8,982)	(33,611)	(12,831)
Income taxes paid, net of refunds received	(2,616)	(7,807)	(9,547)	(24,885)	(12,024)	(25,898)
Gain on sale of used rental equipment	(8,714)	(10,612)	(22,964)	(26,705)	(34,238)	(34,358)
Foreign currency exchange loss	42	236	(166)	404	(192)	429
Amortization of debt issuance costs	2	4	6	13	9	17
Change in certain assets and liabilities:
Accounts receivable, net	(26,223)	(22,630)	(25,939)	(30,460)	(26,003)	(21,128)
Prepaid expenses and other assets	1,114	(6,458)	(7,390)	(17,313)	(6,561)	(12,720)
Accounts payable and other liabilities	917	12,232	(32,915)	9,930	(34,250)	5,302
Deferred income	(1,382)	14,564	7,908	33,399	(1,790)	22,353
Net cash provided by operating activities	$47,452	$51,255	$118,903	$133,298	$180,037	$192,755

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the nine months ended September 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the nine months ended September 30, 2023 and 2022, was $3,682 and $25,443, respectively.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.